EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-125240 and No. 333-129360) of Community Bancshares, Inc. of our report dated March 31, 2006, relating to our audits of the consolidated financial statements of Community Bancshares, Inc. and subsidiaries, included in this Annual Report on Form 10-K for the year ended December 31, 2005.

/s/ Carr, Riggs & Ingram, L.L.C.

Montgomery, Alabama

March 31, 2006